UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2009

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 27, 2009, Cardinal Health, Inc. (“Cardinal Health”) commenced a cash tender offer for an aggregate purchase price, excluding accrued interest, fees and expenses, of up to $1,200,000,000 of the following debt securities in accordance with the order of priority described in the news release dated August 27, 2009 attached as Exhibit 99.1 to this Current Report: (i) 7.80% Debentures due October 15, 2016 of Allegiance Corporation, a wholly owned subsidiary of Cardinal Health (“Allegiance”); (ii) 6.75% Notes due February 15, 2011 of Cardinal Health; (iii) 6.00% Notes due June 15, 2017 of Cardinal Health; (iv) 7.00% Debentures due October 15, 2026 of Allegiance; (v) 5.85% Notes due December 15, 2017 of Cardinal Health; (vi) 5.80% Notes due October 15, 2016 of Cardinal Health; (vii) 5.65% Notes due June 15, 2012 of Cardinal Health; (viii) 5.50% Notes due June 15, 2013 of Cardinal Health; and (ix) 4.00% Notes due June 15, 2015 of Cardinal Health. Cardinal Health is only offering to purchase 7.00% Debentures due 2026 of Allegiance with an aggregate purchase price, excluding accrued interest, of up to $100,000,000.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	News release issued by Cardinal Health, Inc. on August 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: August 27, 2009	By:	/s/ Stuart G. Laws
	Name:	Stuart G. Laws
	Title:	Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

99.1	News release issued by Cardinal Health, Inc. on August 27, 2009.